Exhibit 3.2

BY-LAWS

OF

CHURCH & DWIGHT COMPANY, AS AMENDED

ARTICLE I

OFFICES

Section 1.1 Principal Office. The principal office of the corporation in the State of Wyoming shall be located at 325 Allied Chemical Road, Green River, Wyoming. The corporation may have such other offices, either within or without the State of Wyoming, as the Board of Directors may designate or as the business of the corporation may from time to time require.

Section 1.2 Registered Office. The registered office of the corporation required by the Wyoming Business Corporation Act to be maintained in the State of Wyoming may, but need not, be identical with the principal office in the State of Wyoming, and the Board of Directors may from time to time change the address of the registered office.

ARTICLE II

SHAREHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the shareholders shall be held on the second Tuesday of March of each year, beginning with the year 1992, at the hour of 1:30 o’clock P.M., at the corporation office at 325 Allied Chemical Road, Green River, Wyoming, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

Section 2.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of the shares entitled to vote at the meeting.

Section 2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wyoming, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the registered office of the corporation in the State of Wyoming.

Section 2.4 Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to each shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

When all the shareholders of the corporation are present at any meeting, however called or noticed, or if those not present sign in writing a waiver of notice of such meeting, or subsequently ratify all the proceedings thereof, the doings of such meeting are as valid as if had at a meeting legally called and noticed. The shareholders of the corporation when so assembled may elect officers to fill all vacancies then existing, and may act upon such other business as might lawfully be transacted at regularly called meetings of the corporation.

Section 2.5 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date of which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.6 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the corporation or at a place identified in the meeting notice in the city where the meeting will be held, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be subject to the inspection of any shareholder beginning two days after notice of the meeting for which the list was prepared and continuing through the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

Section 2.7 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum of a meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter, in person or by proxy, shall be the act of the shareholders, unless the vote of a greater number is required by law, by the Articles of Incorporation or by these By-Laws. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The vote for directors and, upon the demand of any shareholders, the vote upon any question before the meeting, shall be by ballot.

Section 2.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 2.9 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares of stock into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 2.11 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if one or more written consents, signed either manually or in facsimile, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, which may exercise all powers of the corporation and do all such lawful acts and things as are not by law, or by the Certificate of Incorporation, or by these By-Laws, directed or required to be exercised or done by the shareholders. Any expenditure other than that in the normal course of business must be approved in advance by the Board of Directors.

Section 3.2 Number, Tenure and Qualifications. The Board of Directors of the corporation shall consist of two directors or such other number of directors as may be determined from time to time by resolution of the stockholders. Each director shall hold office until the expiration of the term for which he or she was elected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

Section 3.3 Regular Meetings of Directors. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place either within or without the State of Wyoming, for the holding of additional regular meetings without other notice than such resolution.

Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Wyoming, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.5 Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, mailed, or faxed to each director at his business or residence address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail at the post office in the city or town where the principal office of the corporation is then located, so addressed and with the postage thereon prepaid. If faxed, such notice shall be deemed to be delivered when sent. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.6 Quorum. A majority of the number of directors fixed by Section 3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.7 Manner of Acting. Each director shall have but one vote, regardless of the amount of stock owned by him, and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.8 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filed by election at an annual meeting or at a special meeting of shareholders called for that purpose.

If by reason of death, resignation or other cause, the corporation should at any time have no directors in office, then any shareholder, or the executor or administrator of a deceased shareholder, may call a special meeting of shareholders for the election of directors in the same manner as other special meetings of shareholders may be called.

Section 3.9 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 3.10 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he objects at the beginning of the meeting, his dissent is entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right of dissent shall not apply to a director who voted in favor of such action.

Section 3.11 Informal Action by Directors. Any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed manually or by facsimile, by all of the directors.

ARTICLE IV

OFFICERS

Section 4.1 Number. The officers of the corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 4.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders, and serve at the pleasure of the Board. The election or appointment of an officer does not itself create contract rights. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.5 President. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and the Board of Directors. He may sign, with the Secretary or other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors, or by these By-Laws, to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall exercise all powers and perform all duties incident to the office of President and such other powers and duties as may from time to time be assigned to him by the Board of Directors or be prescribed by the By-Laws.

Section 4.6 The Vice-President. In the absence of the President, or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-President in the order designated at the time of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice-President may, with the Secretary or the Assistant Secretary, sign certificates for shares of the corporation; and shall perform such other duties from time to time as may be assigned to him by the President or by the Board of Directors.

Section 4.7 The Secretary. The Secretary shall:

(a)	Keep, in one or more books provided for that purpose, the minutes of the shareholders and of the Board of Directors;

(b)	See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

(c)	Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

(d)	Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders;

(e)	Sign, with the President or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f)	Have general charge of the stock transfer books of the corporation;

(g)	Authenticate records of the corporation;

(h)	And, in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.8 The Treasurer. The Treasurer shall:

(a)	Have charge and custody of, and be responsible for, all funds and securities of the corporation and shall keep full and accurate accounts of all receipts and disbursements in books belonging to the corporation; and all monies and funds coming into his hands shall be deposited by him, in the name and to the credit of the corporation, in such banks, trust companies or other depositories as may be designated by the Board of Directors;

(b)	Disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper receipts and vouchers for such disbursements;

(c)	Give the President and Board of Directors, quarterly, a statement of operations and a statement of the financial position of the corporation as may be reasonably requested. Copies of such statements and reports shall be kept on file in his office and, at all times during business hours, they shall be exhibited to any shareholder demanding an examination thereof;

(d)	If required by the Board of Directors, give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, receipts, money, securities and other property of whatever kind in his possession or under his control, belonging to the corporation;

(e)	And, in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 4.9 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may, with the President or Vice President, sign certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, give bond for the faithful discharge of his duties, in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 4.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

Section 4.11 General Manager. The Board of Directors may, at its discretion, appoint a General Manager, who shall hold office at the pleasure of the Board of Directors. Any director or other person may be elected to serve as General Manager. The General Manager so elected shall have such authority, perform such duties and receive such compensation, as may be directed by the Board of Directors.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.1 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.1 Certificates for Shares. Shares may, but need not be, represented by certificates. The rights and obligations of shareholders are identical, whether or not their shares are represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 6.2 Transfer of Stock. Shares of the corporation may be transferred at any time by the holder or his legal representative, by power of attorney or by endorsement on the certificate of stock, but no transfer shall be valid until the surrender of the endorsed certificate. Upon surrender to the corporation, or the transfer agent of the corporation, of a stock certificate, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and if transfer is in accordance with the terms, conditions and restrictions of said agreement, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, which shall be retained a voucher, and record the transaction upon its books. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.3 Consideration for Issuance of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. All such shares so sold or issued shall be fully paid and not liable to any further call or assessment, but where the consideration therefor shall be other than money, it shall be the duty of the Board of Directors to have the minutes of any such transaction show, with reasonable detail, the items and character of property for which the shares were so issued. Neither promissory notes nor future services shall constitute payment, or part payment, for shares of the corporation.

ARTICLE VII

FISCAL YEAR

Section 7.1 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each year.

ARTICLE VIII

BOOKS AND RECORDS

Section 8.1 Books and Records. The books and records of the corporation shall be kept at the principal office of the corporation or at such other places, within or without the State of Wyoming, as the Board of Directors shall from time to time determine.

Section 8.2 Shareholder’s Rights to Inspect Corporate Records.

(a) Minutes and Accounting Records. The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting and a record of all taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records.

(b) Absolute Inspection Rights of Records Required at Principal Office . If he gives the corporation written notice of his demand at least five (5) business days before the date on which he wishes to inspect and copy, a shareholder (or his agent or attorney) has the right to inspect and copy, during regular business hours any of the following records, all of which the corporation is required to keep at its principal office:

(1)	its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

(2)	its By-Laws or restated By-Laws and all amendments to them currently in effect;

(3)	resolutions adopted by its Board of Directors, creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

(4)	the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;

(5)	all written communications to shareholders generally within the past three years, including the financial statement furnished for the past three years to the shareholders;

(6)	a list of the names and business addresses of its current directors and officers; and,

(7)	its most recent annual report delivered to the Secretary of State.

(c) Conditional Inspection Right. In addition, if he gives the corporation a written demand made in good faith and for a proper purpose at least five business days before the date on which he wishes to inspect and copy, he describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose, a shareholder of a corporation (or his agent or attorney) is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation:

(1)	excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders and records of action taken by the shareholders or Board of Directors without a meeting, unless not subject to inspection under paragraph (a) of this Section 8.2.

(2)	accounting records of the corporation; and

(3)	the record of shareholders (compiled no earlier than the date of the shareholder’s demand).

(d) Copy Costs. The right to copy records includes, if reasonable, the right to receive copies made by photographic, xerographic, or other means. The corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production or reproduction of the records.

(e) Shareholder Includes Beneficial Owner. For purposes of this Section 8.2, the term “shareholder” shall include a beneficial owner whose shares are held in a voting trust or by a nominee on his behalf.

Section 8.3 Financial Statements Shall be Furnished to the Shareholders.

(a) The corporation shall furnish its shareholders annual financial statements, which may be consolidated or combined statements of the corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year and a statement of changes in shareholders’ equity for the year unless, that information appears elsewhere in the financial statements. If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements for the shareholders also must be prepared on that basis.

(b) If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the president or the person responsible for the corporation’s accounting records:

(1)	stating his reasonable belief of whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing basis of preparation; and

(2)	describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

ARTICLE IX

DIVIDENDS

Section 9.1 Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Section 9.2 Dividend Restrictions. No distribution may be made if, after giving it effect, the corporation would not be able to pay its debts as they become due in the usual course of business; or the corporation’s total assets would be less than the sum of its total liabilities plus (unless the Articles of Incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

Section 9.3 Reserves. After the payment of any dividend and before the payment of any further dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund or funds to meet contingencies, or for equalizing dividends, or for any other purpose which the Board shall believe conducive to the interest of the corporation; and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

SEAL

Section 10.1 Seal. The Board of Directors shall provide a corporate seal which shall be circular in form, with the following imprint: In the outer circle shall be the words:

CHURCH & DWIGHT COMPANY

and within the circle, the words:

CORPORATE SEAL 1991 WYOMING

The Board of Directors may alter the form of said seal at pleasure.

ARTICLE XI

WAIVER OF NOTICE

Section 11.1 Waiver of Notice. Whenever any notice is required to be given to any shareholder or director, of the corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of the Wyoming Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 12.1 General Provisions. The corporation shall indemnify each present and future director and officer of the corporation (and his heirs, executors and administrators) against all costs, expenses and liabilities, including attorney’s fees, reasonably incurred by or imposed upon him in connection with or arising out of any claim or any action, suit, or proceeding, civil or criminal, in which he may be or become involved by reason of his being or having been a director or an officer of the corporation, or of any other corporation in which he served or serves as a director or officer at the request of the corporation, irrespective of whether or not he incurs or becomes subjected to such costs, expenses and liabilities. The corporation shall not, however, indemnify such director or officer with respect to any matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Section 12.2 Settlements and Compromises. Such costs, expenses and liabilities shall include the cost of any payments made in settlements and compromises, but in the event a settlement or compromise is effected, indemnification shall be had only if the Board of Directors of the corporation, acting at a meeting at which a majority of the quorum is unaffected by self-interest, shall find that such director or officer has not been derelict in the performance of his duties as such director or officer with respect to the manner involved, and shall adopt a resolution approving such settlement or compromise. If the Board of Directors refuses to act or is unable to act due to self-interest of some or all of its members, the corporation shall obtain the opinion of independent counsel, and indemnification shall be had only if it is the opinion of such counsel that the director or officer has not been derelict in the performance of his duties as such director or officer with respect to the matter involved.

Section 12.3 Reliance: Non-Exclusive. Each person who shall act as a director or officer of the corporation, and each person who shall act as a director or officer of any other corporation at the request of the corporation, shall be deemed to be doing so and to have done so in reliance upon such right of indemnification. Such right of indemnification shall not be deemed exclusive of any other right to which any such person may be entitled as a matter of law. None of the provisions of this Section shall be construed as a limitation upon the right of the corporation to exercise its general power to enter into a contract or undertaking of indemnity with a director or officer in any proper case not provided for herein.

ARTICLE XIII

REPEALS OR AMENDMENTS

Section 13.1 Repeals or Amendments. These By-Laws may be altered, amended or repealed, and new By-Laws may be adopted by the Shareholders at any regular or special meeting of the Shareholders.

CERTIFICATE OF ADOPTION OF BY-LAWS

The undersigned certifies that he is the duly elected and acting secretary of CHURCH & DWIGHT COMPANY, a corporation, and that the above and foregoing By-Laws were duly adopted by the Shareholders of the corporation, at a meeting called for such purpose and with due notice thereof.

/s/ L. SCOTT DICKERSON
Secretary

CERTIFICATE OF DIRECTORS TO ADOPTION

OF BY-LAWS OF

CHURCH & DWIGHT COMPANY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors of Church & Dwight Company, do hereby assent to, accept and declare the above and foregoing to be the By-Laws of said corporation.

IN WITNESS WHEREOF, we have subscribed our names hereto as of the 19th day of February, 1992.

/s/ DWIGHT C. MINTON
DWIGHT C. MINTON

/s/ DAVID R. JONES
DAVID R. JONES

/s/ L. SCOTT DICKERSON
L. SCOTT DICKERSON

/s/ ROBERT H. JOHNSON
ROBERT H. JOHNSON